Exhibit 3.2

BYLAWS

OF

Sensus Healthcare, Inc.

-i-

-ii-

BYLAWS

OF

Sensus Healthcare, Inc.

Article I

CORPORATE OFFICES

The address of the registered office of Sensus Healthcare, Inc. (the “Corporation”) in the State of Delaware will be at 3411 Silverside Road, Rodney Building #104, Wilmington, Delaware 19810. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time may determine or the business of the Corporation may require.

Article II

MEETINGS OF THE STOCKHOLDERS

2.1           Place of Meetings

Meetings of stockholders will be held at any place, within or outside the State of Delaware, as designated by resolution of the Board of Directors and stated in the notice of meeting.

2.2           Annual Meeting

The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting will be held on such date, time, and place, either within or without the State of Delaware, as will be designated by the Board of Directors and stated in the notice of meeting.

2.3           Special Meeting

A special meeting of the stockholders for any purpose or purposes may be called at any time by resolution of the Board of Directors, and may not be called by any other person or persons. The only business which may be conducted at a special meeting will be the matter or matters set forth in the Corporation’s notice of such meeting.

2.4           Advance Notice of Stockholder Nominations and Proposals

(a)          Timely Notice.

The only nominations of persons for the election as directors and the only submissions of other business to be conducted at a meeting of the stockholders are those nominations and submissions that have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or other submissions must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.4. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.

For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice of the meeting pursuant to this Section 2.4, in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or a disclosure (“Public Disclosure”) by the Board of Directors made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, and including the rules and regulations promulgated thereunder, the “Exchange Act”). To be timely, a Proposing Stockholder’s notice must be received at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting; provided, however, that if the annual meeting is to be held on a day which is not within 30 days before or after the anniversary of the previous year’s annual meeting, notice by the Proposing Stockholder must be received by the close of business on the 10th day following the date of Public Disclosure of the date of such meeting in order to be considered timely. In no event will the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b)          Stockholder Nominations. For the nomination of any person(s) for election to the Board of Directors, a Proposing Stockholder’s notice to the secretary of the Corporation must set forth:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act;

(v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected; and

(vi) as to the Proposing Stockholder:

(A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the nomination is being made;

(B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice;

(C) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder, the beneficial owner or owners (if different from the Proposing Stockholder), any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing;

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder, the beneficial owner or owners (if different from the Proposing Stockholder), or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder, the beneficial owner or owners (if different from the Proposing Stockholder), or any of their respective affiliates or associates with respect to shares of stock of the Corporation;

(E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; and

(F) a representation whether the Proposing Stockholder or the beneficial owner or owners (if different from the Proposing Stockholder) intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)          Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the secretary of the Corporation must set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) any other information relating to such stockholder and beneficial owner (if any) on whose behalf the proposal is being made, as required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act or other applicable laws and regulations; and (iii) the information required by Section 2.4(b)(vi) above.

(d)          Proxy Rules. The foregoing notice requirements will be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her, or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e)          Special Meetings of Stockholders. Only such business that has been brought before the meeting pursuant to the Corporation’s notice of meeting will be conducted at a special meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof; or (ii) provided that the Board of Directors has determined that directors will be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.4 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.4. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person(s) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder’s notice required by this Section 2.4 must be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting, or the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event will the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f)          Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations will be made or business will be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.4; and (ii) unless otherwise required by applicable law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.4 does not provide the information required under this Section 2.4 to the Corporation in accordance herewith, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations will not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the requirements of this Section 2.4 will be the exclusive means for a stockholder to propose any business or make any nominations before an annual meeting or for a party other than the Corporation to present any business or nominations to stockholders by means of a proxy solicitation. The requirements of the Section 2.4 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before an annual meeting and will in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

2.5           Notice of Stockholders’ Meetings

All notices of meetings with stockholders will be in writing and will be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice will specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose(s) for which the meeting is called.

2.6           Manner of Giving Notice; Affidavit of Notice

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her, or its address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in accordance with and subject to applicable law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7           List of Stockholders

The officer of the Corporation who has charge of the stock ledger will prepare a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least 10 days before any meeting of the stockholders. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the principal place of business of the Corporation for a period of at least 10 days before the meeting. If the meeting is to be held at a place, the list will also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list will also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation will be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders entitled to vote in person or by proxy at any meeting of stockholders.

2.8           Quorum

Unless otherwise required by applicable law, the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), or these Bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting will have power, by the affirmative vote of a majority in voting power present in person or represented by proxy at such meeting, to adjourn the meeting from time to time, in the manner provided in Section 2.9, until a quorum will be present or represented. A quorum, once established, will not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

2.9           Adjourned Meeting; Notice

Unless these Bylaws require otherwise, when a meeting is adjourned to another place (if any), date, or time, notice need not be given of the adjourned meeting if the time and place (if any), and the means of remote communications (if any) by which stockholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date, and time of the adjourned meeting and the means of remote communications (if any) by which stockholders may be deemed to be present in person and vote at such adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

2.10         Waiver of Notice

Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice, unless so required by the Certificate of Incorporation or these Bylaws.

2.11         Conduct of Meetings

The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it deems appropriate. At every meeting of the stockholders, the Chairman of the Board, or in his or her absence or inability to act, the chief executive officer, or, in his or her absence or inability to act, the person whom the Chairman of the Board appoints, will act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting appoints as secretary of the meeting, will act as secretary of the meeting and keep the minutes of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders will have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls will open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting will determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

2.12         Voting

A nominee for director will be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, as determined by the secretary of the Corporation, directors will be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders will be decided by the majority of votes cast at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders may authorize another person(s) to act for such stockholder by proxy, but no such proxy will be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Abstentions will not be considered as votes cast.

2.13         Inspectors at Meetings of Stockholders

The Board of Directors, in advance of any meeting of stockholders, may, and will if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report of the meeting. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting will appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, will take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors will (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting will be announced at the meeting. No ballot, proxies, votes, or any revocation thereof or change thereto, will be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder determines otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.14         Record Date for Stockholder Notice

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which will not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If the Board of Directors does not so fix a record date:

(a)          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)          The record date for determining stockholders for any other purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting, if such adjournment is for 30 days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Article III

DIRECTORS

3.1           Powers; Number of Directors

The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures as it may deem proper for the conduct of its meetings and the management of the Corporation; provided that such rules and procedures are not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law.

Subject to the rights of the holders of one or more series of preferred stock then outstanding, the total number of directors constituting the entire Board of Directors of the Corporation will not be less than three (3) nor more than thirty (30), the exact number within said limits to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

3.2           Place of Meetings; Meetings by Telephone

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside of the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard, and such participation in a meeting will constitute presence in person at the meeting.

3.3           Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as the Board of Directors may determine from time to time.

3.4           Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the chief executive officer, or any two directors.

Notice of the time and place of special meetings will be delivered personally or by telephone to each director or sent by first-class mail, electronic transmission, or facsimile, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it must be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by electronic transmission, telephone, or facsimile, it must be delivered at least 24 hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation. Unless otherwise indicated in the notice of the special meeting, any and all business may be transacted at a special meeting.

3.5           Waiver of Notice

Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver of notice, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, will be deemed equivalent to notice. Attendance by a director at a meeting will constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

3.6           Organization

At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, another director selected by the Board of Directors will preside. The secretary will act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary will perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.7           Adjourned Meetings

A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. If the notice of any adjourned meeting is mailed, it will be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice of any adjourned meeting is delivered personally or by electronic transmission, telephone, or facsimile, it will be delivered at least 24 hours before the time of the holding of the meeting. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.8           Quorum

The presence of a majority of the Board of Directors will be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business if, notwithstanding the withdrawal of directors, any action taken is approved by at least a majority of the required quorum for that meeting.

3.9           Action by Majority Vote

Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation, or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors.

3.10         Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all directors or members of such committee, as the case may be, consent to such action in writing or by electronic transmission. Such writing(s) or electronic transmission(s) must be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.

3.11         Fees and Compensation of Directors

Directors will receive such fees and expenses as the Board of Directors from time to time prescribes. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors will have the authority to fix the compensation of directors. No such compensation will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.12         Chairman of the Board of Directors

The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect a Chairman of the Board. The Board of Directors, in its discretion, may also elect one or more vice chairmen (who must be directors). Except as provided otherwise in these Bylaws, the Chairman of the Board will preside at all meetings of the stockholders and Board of Directors. He or she will perform such other duties, and exercise such powers, as from time to time will be prescribed by these Bylaws or by the Board of Directors.

If the offices of Chairman of the Board and chief executive officer are held by the same person, the Board of Directors may annually elect by majority vote an independent director to serve in a lead capacity (the “Lead Independent Director”). The Lead Independent Director may be removed or replaced at any time with cause by a majority vote of the Board of Directors. The Lead Independent Director, if any, will coordinate the activities of the other independent directors and perform such other duties and responsibilities as prescribed by these Bylaws or by the Board of Directors. For purposes of this Section 3.12, “independent” means meeting the requirements for independent directors set forth in the listing standards of the principal exchange upon which the Corporation’s equity securities may be listed from time to time.

3.13         Resignation; Vacancies

Any director may resign at any time upon written notice to the attention of the secretary of the Corporation. Such resignation will take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Subject to the rights of the holders of one or more series of preferred stock then outstanding, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, will be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and need not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship will hold office until the next election of the class for which such director will have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation, or removal.

If at any time, by reason of death, resignation, or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee, or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

Article IV

COMMITTEES

4.1           Committees of Directors

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by applicable law, will have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it to the extent so authorized by the Board of Directors; provided, however, that no such committee will have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval; or (ii) adopting, amending, or repealing any Bylaw of the Corporation.

4.2           Committee Minutes

Each committee will keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3           Meetings and Action of Committees

Meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Section 3.2 (place of meetings and meetings by telephone), Section 3.3 (regular meetings), Section 3.4 (special meetings and notice), Section 3.5 (waiver of notice), Section 3.8 (quorum), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors or by resolution of the committee. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business that are not inconsistent with the provisions of these Bylaws.

Article V

OFFICERS

5.1           Officers

The officers of the Corporation will be appointed by the Board of Directors and will include a chief executive officer, a treasurer, and a secretary. The Board of Directors, in its discretion, may also elect a president, a chief financial officer, one or more vice presidents, assistant treasurers, assistant secretaries, and other officers. Any two or more offices may be held by the same person.

5.2           Subordinate Officers

The Board of Directors may appoint, or empower the chief executive officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom will hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.3           Term

Each officer of the Corporation will hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer will be without prejudice to his or her contract rights, if any. The election or appointment of an officer will not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the chief executive officer or the secretary. Such resignation will take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

5.4           Vacancies in Offices

Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors at any regular or special meeting.

5.5           Chief Executive Officer

Subject to such supervisory powers (if any) as may be given by the Board of Directors to the Chairman of the Board, the chief executive officer of the Corporation will, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. He or she will have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.6           President

Subject to such supervisory powers (if any) as may be given by the Board of Directors to the Chairman of the Board or the chief executive officer, the president (if such an officer is appointed) will have general supervision, direction, and control of the business and affairs of the Corporation. He or she will have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

The person serving as president will also be the acting chief executive officer whenever no other person is then-serving in such capacity.

5.7           Vice Presidents

Each vice president will have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the president, or the Chairman of the Board.

5.8           Secretary

The secretary will keep or cause to be kept, at the principal executive office of the Corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes will show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary will keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates (if any) evidencing such shares, and the number and date of cancellation of every certificate (if any) surrendered for cancellation.

The secretary will give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by applicable law or by these Bylaws. He or she will have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.9           Chief Financial Officer

The chief financial officer (if such an officer is appointed) will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account will, at all reasonable times, be open to inspection by any member of the Board of Directors.

The chief financial officer will render to the chief executive officer, the president, or the Board of Directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation. He or she will have the general powers and duties usually vested in the office of chief financial officer of a corporation and will have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Subject to such supervisory powers (if any) as may be given by the Board of Directors to another officer of the Corporation, the chief financial officer will supervise and direct the responsibilities of the treasurer whenever someone other than the chief financial officer is serving as treasurer of the Corporation.

5.10         Treasurer

The treasurer will keep and maintain, or cause to be kept and maintained, adequate and correct books and records with respect to all bank accounts, deposit accounts, cash management accounts, and other investment accounts of the Corporation. The books of account will, at all reasonable times, be open to inspection by any member of the Board of Directors.

The treasurer will deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by or pursuant to authority granted by the Board of Directors. He or she will disburse the funds of the Corporation as may be ordered by the Board of Directors and will render to the chief financial officer, the chief executive officer, the president, or the Board of Directors, upon request, an account of all his or her transactions as treasurer. He or she will have the general powers and duties usually vested in the office of treasurer of a corporation and will have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.11         Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Corporation will have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

Article VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1           Indemnification of Directors, Officers, Employees, and Agents

The Corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation or, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans (each such person, an “Indemnified Party”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Party. The Corporation will be required to indemnify an Indemnified Party in connection with a proceeding (or part thereof) initiated by such Indemnified Party only if the proceeding (or part thereof) was explicitly authorized by the Board of Directors of the Corporation.

6.2           Payment of Expenses in Advance

The Corporation will pay the expenses (including attorneys’ fees) reasonably incurred in defending any action, suit, or proceeding for which indemnification is required pursuant to this Article VI in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Party to repay all amounts advanced if it will ultimately be determined that the Indemnified Party is not entitled to be indemnified. A plea of guilty to a felony charge arising out of misconduct committed by such person in his or her capacity as a (a) director, officer, employee, or agent of the Corporation; (b) director, officer, employee, or agent of, or in a similar capacity with respect to, any subsidiary or joint venture of the Corporation or other entity or enterprise referred to in the preceding paragraph of this Article; or (c) fiduciary, trustee, or administrator or in a similar capacity with respect to any employee benefit plan or other plan or program sponsored by the Corporation or any subsidiary of the Corporation will, for purposes of the mandatory advancement of expenses provided in the preceding sentence, constitute a final disposition of such action or proceeding. The financial ability of an Indemnified Party to make a repayment contemplated by this provision will not be a prerequisite to the making of an advance.

6.3           Indemnity Not Exclusive

The right conferred on any person by this Article VI will not be exclusive of any other rights which such person may have or hereafter acquire under any applicable law, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

6.4           Other Indemnification

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, nonprofit entity, or other enterprise.

6.5           Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of applicable law.

6.6           Conflicts

No indemnification or advance will be made under this Article VI, except where such indemnification or advance is mandated by applicable law or the order, judgment, or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)          That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)          That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.7           Amendment or Repeal.

Any repeal or modification of the provisions of this Article VI will not adversely affect any right or protection of any person provided in this Article VI with respect to any act or omission occurring prior to the time of such repeal or modification.

Article VII

STOCK

7.1           Stock Certificates and Notices; Uncertificated Stock; Partly Paid Shares

The shares of the Corporation may be certificated or uncertificated, as the Board of Directors may provide by resolution(s), subject to applicable law; provided that all uncertificated shares must be evidenced by a book-entry system maintained by the registrar of such stock. The shares of the Corporation will be entered in the books of the Corporation and recorded as they are issued. If shares are represented by certificates, such certificates will be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class will be signed by, or in the name of, the Corporation by the Chairman, any vice chairman, the president, or any vice president, and by the secretary, any assistant secretary, the treasurer, or any assistant treasurer. Any or all of the signatures on any certificate may be a facsimile or electronic signature. Although any officer, transfer agent, or registrar whose manual, facsimile, or electronic signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue

7.2           Lost Certificates

The Board of Directors may direct a new certificate or uncertificated shares to be delivered in place of any certificate issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner, or the owner’s legal representative, of the lost, stolen, or destroyed certificate to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

7.3           Transfer of Stock

Stock of the Corporation will be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock will be made upon the books of the Corporation only: (a) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment, or authority to transfer the stock, and upon surrender of the appropriate certificate(s); or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment, or authority to transfer the stock. No transfer of stock will be valid as against the Corporation for any purpose until it will have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but will not otherwise be required to recognize the transfer of fractional shares.

7.4           Transfer Agents and Registrars

The Board of Directors may appoint, or may authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

7.5           Stockholders of Record

The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it will have express or other notice thereof, except as expressly provided by applicable law.

Article VIII

GENERAL MATTERS

8.1           Checks

From time to time, the Board of Directors will determine by resolution which person(s) may sign or endorse all checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized will sign or endorse those instruments.

8.2           Execution of Corporate Contracts and Instruments

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer(s) or agent(s) to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee will have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3           Dividends

The directors of the Corporation, subject to any restrictions contained in (a) applicable law; or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

8.4           Fiscal Year

The fiscal year of the Corporation will be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.5           Seal

The corporate seal will be in the form adopted by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.

8.6           Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law will govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict will be resolved in favor of such law or the Certificate of Incorporation. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes an individual, partnership, corporation, trust or other entity.

8.7           Amendments

In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly empowered to adopt, amend, or repeal Bylaws of the Corporation. Any adoption, amendment, or repeal of the Bylaws of the Corporation by the Board of Directors will require the approval of a majority of the entire Board of Directors. The stockholders will also have power to adopt, amend, or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the total voting power of the shares of the then-outstanding voting stock of the Corporation, voting together as a single class, will be required to adopt, amend, or repeal any provision of the Bylaws of the Corporation.

8.8           Facsimile or Electronic Signature

In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any stockholder, director, or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

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